KULR

MARS 2020 PERSEVERANCE ROVER'S THERMAL MANAGEMENT TECHNOLOGY TRANSFORMING AN $8 BILLION GLOBAL MARKET

Find out how KULR Technology Group is taking its space-proven solutions for electronics and lithium-ion batteries to serve the world of electric transportation, energy storage, battery safety, 5G infrastructure, cloud computing, and aerospace and defense applications.

NASA: *"To date, NASA has not found a design solution with as much promise"*

JPL (Jet Propulsion Laboratory): *"The KULR team has been an essential part of many of our projects"*

CNN: *"The scalability of this business is huge"*

abc: *"Thrilled to make a mark on this historic exploration"*

WSJ: *"Right now KULR is a star"*

Litchfield Hills: *"A Buy rating and $5.00 twelve month price target"*



LITCHFIELD HILLS RESEARCH INITIATES KULR WITH A "BUY" RATING AND $5.00 PRICE TARGET



CNN INTERVIEWS KULR ON PROTECTION FOR LITHIUM-ION BATTERIES INDUSTRY GROWTH


JPL
ALERT

ABC INTERVIEWS KULR ON MARS 2020 ROVER SET TO LAUNCH IN JULY

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